SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 18, 2009
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 18, 2009, EnPro Industries, Inc. (the “Company”) and its wholly owned subsidiary, Coltec Industries Inc, entered into a Purchase Agreement dated as of December 18, 2009 (the “Purchase Agreement”) with Fulcrum Acquisition LLC and Atlas Copco (China) Investment Company Ltd. (collectively, the “Buyers”), subsidiaries of Atlas Copco AB, to effect the sale of the Company’s Quincy business unit to the Buyers. The Purchase Agreement provides for the sale of the assets of the Quincy business unit, together with 100% of the equity interests in Kunshan Q-Tech Air Systems Technologies Ltd., the Company’s Quincy operation in China, for an aggregate base purchase price of $190 million and the assumption of certain liabilities of the Quincy business unit. The purchase price is subject to adjustment based on the closing date amount of specified assets transferred and liabilities assumed.
     Consummation of the sale of the Quincy business unit pursuant to the Purchase Agreement is conditioned upon, among other things, applicable regulatory approvals, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and the absence of an event occurring after December 18, 2009 having a material adverse effect, as defined in the Purchase Agreement, on the Quincy business unit.
     The foregoing brief description of the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In reviewing the Purchase Agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the parties thereto. The Purchase Agreement contains representations and warranties, which have been made solely for the benefit of the parties to the Purchase Agreement and should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, the representations and warranties as stated in the Purchase Agreement do not reflect exceptions thereto as may be set forth in separate disclosure schedules exchanged by the parties in connection with the entry into the Purchase Agreement. The representations and warranties were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, the representations and warranties as set forth in the Purchase Agreement alone may not describe the actual state of affairs as of the date they were made or at any other time.
Item 8.01 Other Events.
     On December 18, 2009, the Company issued a press release announcing its entry into the Purchase Agreement. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Exhibits.

Exhibit 10.1 —	Purchase Agreement dated as of December 18, 2009 among EnPro Industries, Inc., Coltec Industries Inc, Fulcrum Acquisition LLC and Atlas Copco (China) Investment Company Ltd.

Exhibit 99.1 —	Press release of EnPro Industries, Inc. dated December 18, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 21, 2009

ENPRO INDUSTRIES, INC.
By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Purchase Agreement dated as of December 18, 2009 among EnPro Industries, Inc., Coltec Industries Inc, Fulcrum Acquisition LLC and Atlas Copco (China) Investment Company Ltd.*

99.1	Press release of EnPro Industries, Inc. dated December 18, 2009

*	Does not include the disclosure schedules and exhibit documents identified and referenced therein. The Company agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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